EXHIBIT G(15)
                                    FORM OF
                                 NORTHERN FUNDS

                   ADDENDUM NO. 11 TO THE CUSTODIAN AGREEMENT
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     This Addendum No. 11, dated as of the 31st day of July, 2000, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY ("Northern"), an Illinois state bank.

     WHEREAS, the Trust and Northern have entered into a Custodian Agreement dated as of April 1, 1994, as amended by Addendum No. 1 dated November 29, 1994, Addendum No. 2 dated March 29, 1996, Addendum No. 3 dated August 7, 1996, Addendum No. 4 dated August 6, 1996, Addendum No. 5 dated March 24, 1995, Addendum No. 6 dated February 12, 1997, Addendum No. 7 dated November 18, 1997, Addendum No. 8 dated December 21, 1998, Addendum No. 9 dated September 15, 1999 and Addendum No. 10 dated December 28, 1999 (the "Custodian Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for its Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Value Fund (formerly known as the Small Cap
Fund), Technology Fund, Stock Index Fund, Florida Intermediate Tax-Exempt Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Tax-Exempt Money Market Fund, Small Cap Growth Fund and the Blue Chip 20 Fund (collectively, the "Funds"); and

     WHEREAS, the Trust has this date reorganized itself from a Massachusetts business trust to a Delaware business trust; and

     WHEREAS, the Trust and Northern desire that Northern continue to act as custodian to the Trust for the Funds pursuant to the terms of the Custodian Agreement as amended to date;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Restatement. Section 17 of the Custodian Agreement is hereby amended and restated as follows:

                         Miscellaneous.  The Trust's Agreement and Declaration
               of Trust is on file with the Trust. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court

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               decision, statute, rule or otherwise, the remainder of this
               Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to Section 18 hereof which shall be construed in accordance with the laws of The State of Delaware) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      2. Reaffirmation. The Custodian Agreement as amended to date is hereby reaffirmed and readopted by each of the parties hereto, and Northern shall continue to provide services to the Trust for the Funds, and to receive compensation for such services, as provided in the Custodian Agreement, subject to the terms set forth therein.

      3. Miscellaneous. Except to the extent supplemented hereby, the Custodian Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                   NORTHERN FUNDS


Attest:                            By:
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                                   Name:
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                                   Title:
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                                   THE NORTHERN TRUST COMPANY


Attest:                            By:
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                                   Name:
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                                   Title:
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